Exhibit 99.1

News Release

23333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

Strattec Security Corporation
Further Advances Strategy to Deliver Improved Performance

Looking to upgrade and modernize operations while evaluating footprint

MILWAUKEE, WI, December 10, 2024 – Strattec Security Corporation (Nasdaq: STRT) (“STRATTEC” or “Company”), a leading provider of smart vehicle power access, security & authorization solutions for the global automotive industry, today announced that it will be listing its Milwaukee facility on the market for sale to inform its evaluation of opportunities for upgraded and modernized operations. The evaluation will include identifying the best operational space for manufacturing and also office accommodations for the corporate offices, both ideally in the Milwaukee area assuming economics allow.

In addition, given improving productivity and operational performance, STRATTEC plans to reduce manufacturing from a three-shift operation to two-shifts in the first quarter of 2025 at its Milwaukee location. This will result in the elimination of approximately 20 direct labor roles. Changes will also include moving to a 10-hour, 4-day work week from the standard 8-hour, 5-day schedule. The manufacturing team was interested in this change which provides a more flexible work week for them.

Jennifer Slater, President and CEO, noted, “These are exciting times at STRATTEC as we look to upgrade and modernize our operations while providing our team members a more flexible workweek. While in the early stages of evaluation, streamlining how we work is a high priority and we are evaluating how to better utilize our footprint, improve our office and manufacturing facilities and provide an enhanced work environment for our team. Importantly, we continue to have sufficient capacity to continue to provide our customers the high-quality products they have grown to expect and to deliver them on time to meet their schedules. I am proud of the progress everyone at STRATTEC has made and see a building energy in the team to deliver on the changes needed to drive a strong, sustainable future.”

The Company expects the facility evaluation process to take several months to complete.

About STRATTEC

STRATTEC is a leading global provider of advanced automotive access, security & authorization and select user interface solutions. With a history spanning over 110 years, STRATTEC has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. The Company serves a broad range of customers, including leading automotive OEMs, offering power access solutions and advanced security systems that include door handles, lift gates, latches, and key fobs.

For more information on STRATTEC and its solutions, visit www.strattec.com.

Safe Harbor Statement

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would” and include all statements with regard to the Company’s transformation and strategy to improve performance, and the impact of new facilities on operational

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STRATTEC SECURITY CORPORATION Further Advances Strategy to Deliver Improved Performance
December 10, 2024

performance, the location of new operations and offices, and underlying earnings potential. Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation (including fluctuations in the cost of raw materials). Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

Contact Information:

Investors:
Deborah K. Pawlowski
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com